UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               METRIS MASTER TRUST
                          (Issuer of the Certificates)

                            METRIS RECEIVABLES, INC.
                     (Originator of the Metris Master Trust)
             (Exact name of registrant as specified in its charter)

                               Delaware 41-1810301
(State of Incorporation or organization) (I.R.S. Employer Identification No.)

                        600 South Highway 169, Suite 300
                            St. Louis Park, MN 55426
                                 (612) 417-5645
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
None

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file numbers to which this form relates:

                       333-61343, 333-63931 and 333-76047

Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)

$500,000,000 Floating Rate Asset Backed Securities, Series 1999-1, Class A

                                (Title of Class)

$500,000,000 Floating Rate Asset Backed Securities, Series 1999-2, Class A


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item I.  Description of Registrants' Securities to be registered.

         The description of the $500,000,000 Floating Rate Asset Backed Securities, Series 1999-1, Class A set forth under "Description of the Securities" and the tax discussion set forth under "Income Tax Matters" in the Prospectus dated June 22, 1999 and filed on June 30, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrants' Registration Statement on Form S-3 (No. 333-61343) are incorporated herein by reference.

         The description of the $500,000,000 Floating Rate Asset Backed Securities, Series 1999-2, Class A set forth under "Description of the Securities" and the tax discussion set forth under "Income Tax Matters" in the Prospectus dated September 14, 1999 and filed on September 20,1999 pursuant to Rule 424(b) under the Securities Exchange Act of 1933, as amended, in connection with the Registrants' Registration Statement on Form S-3 (No. 333-63931) are incorporated by reference.

Item 2.  Exhibits.

         List below all exhibits filed as a part of the registration statement:

Exhibit Number  Description of Exhibit

         4(a) Pooling and Servicing Agreement dated as of July 30, 1998 among Metris Receivables, Inc., as transferor, Direct Merchants Credit Card Bank, National Association, as servicer, and The Bank of New York (Delaware), as trustee (Incorporated by reference to Exhibit 4(a) to of Registrants' Registration Statement on Form S-3 (No. 333-63931))

         4(b)     Series 1999-1 Supplement dated as of June 24, 1999

         4(c)     Series 1999-2 Supplement dated as of September 14, 1999


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   April 28, 2000

                                    METRIS RECEIVABLES, INC.


                                    By:   /s/ Paul Runice
                                          Paul Runice
                                          Sr. Vice President & Treasurer


                                    METRIS MASTER TRUST (Co Registrant)

                                    By:   Metris Receivables, Inc.
                                          (Originator of Trust)


                                          By:  /s/ Paul Runice
                                               Paul Runice
                                               Sr. Vice President & Treasurer